CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                  FORM 8-K/A-2


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                          Date of Event: July 18, 2002
                          ----------------------------
                        (date of earliest event reported)


                      Diversified Financial Resources, Inc.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



           000-22373                               58-2027283
           ---------                               ----------
    (Commission File Number)          (IRS Employer Identification Number)

                             26 Blue Anchor Cay Road
                             -----------------------
                    (Address of principal executive offices)

                                 (619) 575-7904
                                 --------------
              (Registrant's telephone number, including area code)







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ITEM 7.           Financial Statements and Exhibits

Upon completing its review of the reporting requirements with respect to Rule 11-02 of Regulation S-X, the Company has determined that it is not required to provide a pro forma condensed balance sheet or pro forma condensed statements of income. Rather, the narrative description provided in the last Form 8K/A satisfies the requirement of Rule 11-02 of Regulation S-X and thus the Company will not be filing additional financial information.

Rule 11-02 states in part that:

          (a) Objective. Pro forma financial statements should provide investors with information about the continuing impact of a particular transaction by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time.
          . . . . .

          (b) Form and content.

               (1) . . . . In  certain  circumstances  (i.e.,  where  a  limited number of pro forma adjustments are required and those adjustments are easily understood), a narrative description of the pro forma effects of the transaction may be furnished in lieu of the statements described herein.

The Company's prior disclosure in its Form 8K/A filed November 12, 2002 accomplished the intent of Rule 11-02 of Regulation S-X because of the simplicity of the transaction. Nonetheless, the Company has supplemented that disclosure as a result of the November 15, 2002 filing of its From 10-QSB for the nine months ended September 31, 2002. The balance sheet shows an increase in fixed assets of $431,460 as real estate property held for investment. The real estate assets were valued at predecessor cost because the transaction occurred with a related party. In addition, the long term liabilities increased by $376,234 as a result of notes and mortgages on the acquired properties.

The statement of operations remained virtually unchanged and showed rental revenues of $4,300 and interest/other expenses of $8,300 because the real estate assets had no prior operations.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources, Inc.


Signature                                             Date



   /s/ Sandra Jorgensen                               January 17, 2003
-----------------------------------
Sandra Jorgensen
as President and Director





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